EXHIBIT 10.45

AMENDED AND RESTATED	*	UNITED STATES OF AMERICA
MORTGAGE, LEASEHOLD MORTGAGE
AND ASSIGNMENTS OF
LEASES AND RENTS	*	STATE OF LOUISIANA

BY	*	PARISH OF EAST BATON ROUGE

ELDORADO CASINO SHREVEPORT
JOINT VENTURE

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BE IT KNOWN, that on this 19th day of July, 2005, but effective as of July 21, 2005 before the undersigned Notary Public commissioned and qualified, and in the presence of the undersigned witnesses, personally came and appeared:

ELDORADO CASINO SHREVEPORT JOINT VENTURE, a

Louisiana general partnership (the “Mortgagor”), having a mailing address of 345 North Virginia Street, Reno, Nevada 89501, Attention: Chief Financial Officer and a federal taxpayer identification number with the last four digits of 5563, appearing herein through its undersigned representative, duly authorized hereunto pursuant to the Confirmation Order and Supplemental Order (both as defined herein), copies of which are attached hereto as Exhibit “A”, who declared that Mortgagor does by these presents declare and acknowledge an indebtedness unto:

U.S. BANK NATIONAL ASSOCIATION,

As indenture trustee and collateral agent (the “Trustee”) for the benefit of the holders of the Notes (as hereinafter defined) issued pursuant to that certain Amended and Restated Indenture dated as of July 21, 2005 (as amended, supplemented, restated or otherwise modified from time to time, the “Indenture”), by and among Mortgagor and Shreveport Capital Corporation, as issuers (the “Issuers”), and Mortgagee (as hereinafter defined), as trustee and collateral agent, having a mailing address of 225 Asylum Street, 23rd Floor, Hartford, Connecticut 06103, Attention: Corporate Trust Services, and a federal taxpayer identification number with the last four digits of 2500,

(in such agency capacity, and together with any successor in such capacity, the “Mortgagee”), as Mortgagee for the benefit of the holders of those certain $140,000,000 in the aggregate principal amount of 10% First Mortgage Notes due 2012 (as the same may be amended, supplemented, restated, exchanged, renewed, refinanced, replaced or otherwise modified from time to time, collectively, the “Notes,” and such holders the “Noteholders”) issued pursuant to the Indenture, which accepts this Mortgage (as hereinafter defined).

RECITALS

A. Mortgagor, under its prior name Hollywood Casino Shreveport (“Original Mortgagor”) and Shreveport Capital Corporation, a Louisiana corporation (“Capital”, and together with the Original Mortgagor, the “Original Issuers”), and certain Guarantors that are signatory thereto entered into an Indenture dated as of August 10, 1999 (the “Original 1999 Indenture”) with State Street Bank and Trust Company, a Massachusetts trust company (in such capacity, the “Original 1999 Trustee”), as trustee, for the holders of the Original 1999 Notes (defined below) under the Original 1999 Indenture, pursuant to which the Original Issuers issued $150,000,000 of their 13% First Mortgage Notes due 2006 with Contingent Interest (as amended, supplemented, restated, exchanged, replaced or otherwise modified from time to time, collectively, the “Original 1999 Notes”).

B. Original Issuers, and certain Guarantors that are signatory thereto entered into an Indenture dated as of June 15, 2001 (the “Original 2001 Indenture”) with State Street Bank and Trust Company, a Massachusetts trust company (in such capacity, the “Original 2001 Trustee”), as trustee, for the holders of the Original 2001 Notes (defined below) under the Original 2001 Indenture, pursuant to which the Original Issuers issued $39,000,000 of their 13% Senior Secured Notes due 2006 with Contingent Interest (as amended, supplemented, restated, exchanged, replaced or otherwise modified from time to time, collectively, the “Original 2001 Notes”) The Original 1999 Notes and the Original 2001 Notes are collectively referred to as the “Original Notes”. The Original 1999 Indenture and the Original 2001 Indenture are collectively referred to as the “Original Indentures”.

C. Trustee is successor by substitution to the Original 1999 Trustee and the Original 2001 Trustee and in such capacity is the Secured Party under the Original Mortgages defined below.

D. To secure Original Issuers’ obligations under the Original 1999 Indenture and the Original 1999 Notes, Original Mortgagor entered into, among other collateral grants, a Mortgage, Leasehold Mortgage and Assignment of Leases and Rents (“Original 1999 Mortgage”) dated on August 9, 1999 but effective as of August 10, 1999, pursuant to which Original Mortgagor granted to Trustee a lien and security interest in the Mortgaged Property defined therein. The lien and security interest granted under the Original 1999 Mortgage was filed and recorded (i) in volume 985 page 881 of the mortgage registry of Bossier Parish, Louisiana on August 10, 1999 as registry no. 685272, and (ii) at volume 2890 page 212 of the mortgage registry as instrument no. 1667658 in the Office of the Recorder of Caddo Parish, Louisiana on August 10, 1999.

E. To secure Original Issuers’ obligations under the Original 2001 Indenture and the Original 2001 Notes, Original Mortgagor entered into, among other collateral grants, a Mortgage, Leasehold Mortgage and Assignment of Leases and Rents (“Original 2001 Mortgage”) dated on June 14, 2001 but effective as of June 15, 2001, pursuant to which Original

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Mortgagor granted to Trustee a lien and security interest in the Mortgaged Property defined therein. The lien and security interest granted under the Original 2001 Mortgage was filed and recorded (i) in volume 1080 of the mortgage registry of Bossier Parish, Louisiana on June 15, 2001 as registry no. 725726 and (ii) as instrument no. 1755128 in the Office of the Recorder of Caddo Parish, Louisiana on June 15, 2001. The Original 1999 Mortgage and the Original 2001 Mortgage are collectively referred to as the “Original Mortgages”.

F. On October 30, 2004, an order for relief was entered under Chapter 11 of the Bankruptcy Code against the Original Issuers and other related entities. Original Issuers’ administratively consolidated chapter 11 cases were heard in the United States Bankruptcy Court for the Western District of Louisiana, Shreveport Division (the “Bankruptcy Court”), as chapter 11 case no. 04-13259. On July 6, 2005, the Bankruptcy Court entered its order confirming the Joint Plan of Reorganization of the Original Issuers, HCS-Golf Course LLC and the Bondholder Committee Proposed July 6, 2005 (the “Confirmation Order”). Also on July 7, 2005, the Bankruptcy Court entered its supplemental order attaching the omitted Exhibit A to the Confirmation Order (the “Supplemental Order”).

G. Pursuant to the Confirmation Order, Mortgagor and Capital are authorized to execute the Indenture and new Notes to evidence the allowed claims of the Holders (as defined herein) of the Original Notes, and to amend, restate and consolidate into one the Original Mortgages and other collateral documents executed and delivered in respect of the Original Notes and the Original Indentures. The Confirmation Order further provides that the liens and security interests created by the Original Mortgages are and shall remain perfected first priority liens and security interests on all real property of Mortgagor described in the Original Mortgages as the same may be amended, restated and consolidated into this Mortgage pursuant to such Confirmation Order. The Confirmation Order further holds that the real property of the Mortgagor and such first priority liens and security interests thereon pursuant to this Mortgage are and shall remain free and clear of the terms of the Pari Passu Intercreditor Agreement and the FF&E Intercreditor Agreement, each dated as of June 15, 2001, each previously entered into by the Original 1999 Trustee and the Original 2001 Trustee.

H. In connection with the reorganization and pursuant to the Confirmation Order, Mortgagor’s general partners have entered into a Fourth Amended and Restated Joint Venture Agreement for Eldorado Casino Shreveport Joint Venture, dated as of July 21, 2005 pursuant to which Mortgagor changed its name to Eldorado Casino Shreveport Joint Venture.

I. Mortgagor and Capital (collectively, the “Issuers”), have entered into the Indenture with the Trustee, pursuant to which the Issuers will issue the Notes to evidence the Holders’ allowed claims in respect of the Original Notes.

J. In connection with the Indenture and the Notes, Mortgagor is entering into this Mortgage to amend, restate and consolidate the Original Mortgages and to reaffirm, confirm and re-grant its prior grant of liens and security interests pursuant to this Mortgage and the Confirmation Order. This Mortgage evidences the Original Mortgages as consolidated.

K. As a material inducement to the Noteholders to accept the Notes and to Mortgagee to enter into the Indenture and in order to secure the full and punctual payment and

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performance of the Obligations (as hereinafter defined), Mortgagor has agreed to execute and deliver this Mortgage and to grant a mortgage lien and assignment in and to the collateral described herein.

ARTICLE 1

PURPOSES; DEFINITIONS

1.1 Purposes. Mortgagor declares that this Mortgage is granted to secure the due and punctual payment and performance of the Obligations (as hereinafter defined). This Mortgage may be construed and enforced variously or simultaneously as a mortgage, assignment, pledge or contract as may be appropriate under applicable law from time to time in order to effectuate fully the purposes and agreements set forth herein.

The maximum amount of the Obligations that may be outstanding at any time and from time to time that this Mortgage secures, including, without limitation, as an assignment of Space Leases (as hereinafter defined) and Rents (as hereinafter defined), is $200,000,000, including all principal plus interest and any expenses and advances incurred by Mortgagee and all other amounts included within the Obligations secured hereunder. This Mortgage is and shall remain effective, even though the amount of the Obligations secured hereunder may now be zero or may be reduced to zero, until all of the amounts, liabilities and obligations, present and future, comprising the Obligations have been incurred and are extinguished. When no Obligations exist and Mortgagee is not bound to permit any Obligations to be incurred, this Mortgage may be terminated by Mortgagor in any manner permitted by this Mortgage or the Indenture.

1.2 Definitions. As used in this Mortgage, the following terms have the meanings hereinafter set forth:

“365(h) Election” has the meaning set forth in Section 8.14(f) hereof.

“Appurtenant Rights” means all single tenements, hereditaments, rights (including all batture rights, rights of accretion and riparian rights), reversions, remainders, development rights, privileges, benefits, servitudes (including, without limitation, that certain Grant of Right of Use (Personal Servitude) by the City of Shreveport in favor of Mortgagor dated as of May 20, 1999, recorded in the Conveyance Records of Caddo Parish, Louisiana on September 21, 1999 as Registry No. 1670766 and the Conveyance Records of Bossier Parish, Louisiana on September 3, 1999 as Registry No. 686937, (the “Personal Servitude”), easements (in gross or appurtenant), rights-of-way, privileges, prescriptions, advantages, strips of land, streets, ways, alleys, passages, sewer rights, water courses, water rights and powers, and all appurtenances whatsoever and claims or demands of Mortgagor at law or in equity in any way belonging, benefiting, relating, attaching or appertaining to the Land, the airspace over the Land, the Improvements or any of the Mortgaged Property encumbered by this Mortgage, or which hereafter shall in any way belong, relate or be appurtenant thereto, whether now owned or hereafter acquired by Mortgagor.

“Bankruptcy” means any proceeding under Bankruptcy Law.

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“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Casino Ground Lease” means that certain Ground Lease dated as of May 19, 1999 by and between the City of Shreveport, as landlord, and Mortgagor (formerly known as QNOV), as tenant, recorded on July 13, 1999, under Registry No. 1663803 of the records of Caddo Parish, Louisiana, and under Registry No. 683243 of the records of Bossier Parish, Louisiana.

“Default” has the meaning set forth in Section 7.1 hereof.

“Environmental Laws” means any and all laws and Legal Requirements relating to environmental matters, pollution, or hazardous substances, including: the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. (S)(S) 9601-9657; the Resource Conservation and Recovery Act of 1976, 42 U.S.C. (S)(S) 6901 et seq.; the Hazardous Materials Transportation Act (49 U.S.C. (S)(S) 1801 et seq.); the Louisiana Environmental Quality Act, La. R.S. 30:2001-2376; the Louisiana Air Control Law, La. R.S. 30:2051-2063, the Louisiana Water Control Law, La. R.S. 30: 2071-2088; the Louisiana Hazardous Waste Control Law, La. R.S. 30:2171-2207; the Louisiana Inactive and Abandoned Hazardous Waste Site Law, La. R.S. 30:2221-2226; the Liability for Hazardous Substance Remedial Action, La. R.S. 30:2271-2290; any other laws that may form the basis of any claim, action, demand, suit, proceeding, hearing, or notice of violation that is based on or related to the generation, manufacture, processing, distribution, use, existence, treatment, storage, disposal, transport, or handling, or the emission, discharge, release, or threatened release into the environment, of any hazardous substance, or other threat to the environment.

“Event of Default” has the meaning set forth in Section 7.1 hereof.

“Governmental Authority” means any agency, authority, board, bureau, commission, department, office, public entity, or instrumentality of any nature whatsoever of the United States federal or foreign government, any state, province or any city or other political subdivision or otherwise, whether now or hereafter in existence, or any officer or official thereof, including, without limitation, any Gaming Authority.

“Ground Rent” has the meaning set forth in Section 8.14(f) hereof.

“Hazardous Materials” means hazardous wastes, hazardous substances, hazardous constituents, toxic substances or related materials, whether solids, liquids or gases, including but not limited to substances defined as “hazardous wastes,” “hazardous substances,” “toxic substances,” “pollutants,” “contaminants,” chemicals known to cause cancer or reproductive toxicity, “radioactive materials,” or other similar designations in, or otherwise subject to regulation under any Environmental Laws now or hereafter in effect.

“Holder” means a Person in whose name a Note is registered.

“Hollywood Riverboat” means that certain riverboat gaming vessel known as “Hollywood Dreams,” Official Number 1099497.

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“Imposition” means any taxes, assessments, water rates, sewer rates, maintenance charges, other governmental impositions and other charges now or hereafter levied or assessed or imposed against the Mortgaged Property or any part thereof.

“Improvements” means (1) all the buildings, structures, other constructions, facilities and improvements of every nature whatsoever now or hereafter situated on the Land or on any real or immovable property encumbered hereby, and (2) all fixtures, machinery, appliances, goods, building or other materials, equipment, including without limitation all gaming equipment and devices, and all machinery, equipment, engines, appliances and fixtures for generating or distributing air, water, heat, electricity, light, fuel or refrigeration, or for ventilating or sanitary purposes, or for the exclusion of vermin or insects, or for the removal of dust, refuse or garbage; all wall-beds, wall-safes, built-in furniture and installations, shelving, lockers, partitions, doorstops, vaults, motors, elevators, dumb-waiters, awnings, window shades, venetian blinds, light fixtures, fire hoses and brackets and boxes for the same, fire sprinklers, alarm, surveillance and security system, computers, drapes, drapery rods and brackets, mirrors, mantels, screens, linoleum, carpets and carpeting, plumbing, bathtubs, sinks, basins, pipes, faucets, water closets, laundry equipment, washers, dryers, ice- boxes and heating units; all kitchen and restaurant equipment, including but not limited to silverware, dishes, menus, cooking utensils, stoves, refrigerators, ovens, ranges, dishwashers, disposals, water heaters, incinerators, furniture, fixtures and furnishings, communication systems, and equipment; all cocktail lounge supplies, including but not limited to bars, glassware, bottles and tables used in connection with the Land; all chaise lounges, hot tubs, swimming pool heaters and equipment and all other recreational equipment (computerized and otherwise), beauty and barber equipment, and maintenance supplies used in connection with the Land; all amusement rides and attractions attached to the Land, all specifically designed installations and furnishings, and all furniture, furnishings and personal property of every nature whatsoever now or hereafter owned or leased by Mortgagor or in which Mortgagor has any rights or interest and located in or on, or attached to, or used or intended to be used or which are now or may hereafter be appropriated for use on or in connection with the operation of the Land or any real or personal property encumbered hereby or any other Improvements, or in connection with any construction being conducted or which may be conducted thereon, and all extensions, additions, accessions, improvements, betterments, renewals, substitutions, and replacements to any of the foregoing, and all of the right, title and interest of Mortgagor in and to any such property, which, to the fullest extent permitted by law, shall be conclusively deemed fixtures and improvements and a part of the real or immovable property hereby encumbered. Without limiting the generality of the foregoing, Improvements shall include: (i) any Vessel and its now existing or hereafter arising components and appurtenances, including, without limitation, the Hollywood Riverboat, to the extent such Vessel is or may be deemed to be a building or a component part of a building, or otherwise to be an improvement to or on the Land or any other real or immovable property encumbered hereby; and (ii) all buildings, improvements and other constructions situated on the Land, and all component parts of the Land, and all component parts of any building, improvement or other construction located on the Land, now or hereafter a part of or attached to the foregoing or used in connection therewith.

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“Indemnified Parties” means Mortgagee, the Noteholders, and their respective officers, directors, employees, agents, and attorneys.

“Insolvent” means with respect to any Person or entity, that such Person or entity shall be deemed to be insolvent if he or it is unable to pay his or its debts as they become due and/or if the fair market value of his or its assets does not exceed his or its aggregate liabilities.

“Land” means the real property situated in the State of Louisiana, Parish of Bossier and/or Parish of Caddo, more specifically described in Exhibit “B” attached hereto and incorporated herein by this reference, including any after acquired title thereto.

“Lease Damage Claim” has the meaning set forth in Section 8.14(f).

“Lessor” has the meaning set forth in Section 8.14(a).

“Legal Requirements” means all applicable restrictive covenants, applicable zoning and subdivision ordinances and building codes, all applicable health and Environmental Laws and regulations, all applicable gaming laws and regulations, and all other applicable laws, ordinances, rules, regulations, judicial decisions, administrative orders, and other requirements of any Governmental Authority having jurisdiction over Mortgagor, the Mortgaged Property and/or any Affiliate of Mortgagor, in effect either at the time of execution of this Mortgage or at any time during the term hereof, including, without limitation, all Environmental Laws and Gaming Laws.

“Mortgage” means this Mortgage, Leasehold Mortgage and Assignment of Leases and Rents, as it may be increased, amended, restated, supplemented or modified from time to time.

“Mortgaged Property” means all of the property described in Section 2.1 hereof or, where the context permits or requires, any portion of thereof, and all or, where the context permits or requires, any interest therein.

“Mortgagee” means U.S. BANK NATIONAL ASSOCIATION, as trustee under the Indenture, and any substitute trustee designated from time to time under the Indenture.

“Mortgagor” means Eldorado Casino Shreveport Joint Venture, a Louisiana general partnership, and includes not only the original Mortgagor hereunder, but also any successors or assigns of the Mortgaged Property, or any part thereof, at any time and from time to time, as the case requires.

“Noteholders” means the holders of the Notes.

“Obligations” means (i) the indebtedness evidenced by the Notes in the principal sum of $140,000,000.00, interest (including post-petition interest) as set forth in the Indenture and the Notes, and premiums, penalties, and late charges thereon; (ii) all other indebtedness and other sums (including, without limitation, all reasonable expenses, attorneys’ fees, other fees, indemnifications, reimbursements, damages, other monetary liabilities, and other charges) and

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obligations that may or shall become due hereunder or under the Notes, the Indenture or the other Collateral Documents; and (iii) any and all renewals, modifications, amendments, extensions for any period, supplements or restatements of any of the foregoing.

“Permits” means all applicable authorizations, consents, licenses, approvals, identification numbers and permits required under Legal Requirements (including, without limitation, Environmental Laws) required for construction, operation and occupancy of the Mortgaged Property.

“Permitted Liens” has the meaning set forth in the Security Agreement.

“Proceeds” has the meaning assigned to it under the UCC and, in any event, shall include but not be limited to (i) any and all proceeds of any insurance (including without limitation property casualty and title insurance), indemnity, warranty or guaranty payable from time to time with respect to any of the Mortgaged Property (including without limitation, proceeds attributable to the insurance loss of the Land, the Improvements and the Appurtenant Rights as provided under La. R.S. 9:5386); (ii) any and all proceeds in the form of accounts, security deposits, tax escrows (if any), down payments (to the extent the same may be pledged under applicable law), collections, contract rights, documents, instruments, chattel paper, liens and security instruments, guarantees or general intangibles relating in whole or in part to the Shreveport Resort and all rights and remedies of whatever kind or nature Mortgagor may hold or acquire for the purpose of securing or enforcing any obligation due Mortgagor thereunder; (iii) any and all payments in any form whatsoever made or due and payable from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Mortgaged Property by any Governmental Authority; (iv) subject to the absolute assignment contained herein, the Rents or other benefits arising out of, in connection with or pursuant to any Space Lease of the Mortgaged Property; and (v) any and all other amounts from time to time paid or payable in connection with any of the Mortgaged Property.

“Rents” means all rents, room revenues, income, receipts, issues, profits, revenues and maintenance fees, room, food and beverage revenues, license and concession fees, proceeds and other benefits to which Mortgagor may now or hereafter be entitled from the Land, the Improvements, the Space Lease or any property encumbered hereby or any business or other activity conducted by Mortgagor at the Land or the Improvements.

“Security Agreement” means that certain Amended and Restated Security Agreement dated as of the date hereof by Mortgagor in favor of Mortgagee.

“Space Leases” means any and all present and future leases, subleases, lettings, licenses, concessions, operating agreements, management agreements, and all other agreements affecting the Mortgaged Property that Mortgagor has entered into, taken by assignment, taken subject to, or assumed, or has otherwise become bound by, now or in the future, that give any Person the right to conduct its business on, or otherwise use, operate or occupy, all or any portion of the Land or Improvements, and all guaranties, letters of credit or other credit enhancement documents of any of the foregoing, and any leases, agreements or arrangements permitting anyone to enter upon or use any of the Mortgaged Property to extract or remove natural

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resources of any kind, together with all amendments, extensions, and renewals of the foregoing entered into in compliance with this Mortgage, together with all rental, occupancy, service, maintenance or any other similar agreements pertaining to use or occupation of, or the rendering of services of the Land, the Improvements or any part thereof.

“Space Lessee(s)” means any and all present and future tenants, licensees, or other grantees of the Space Leases and any and all guarantors, sureties, endorsers or others having primary or secondary liability with respect to such Space Lease.

“UCC” means the Uniform Commercial Code as enacted in the State of Louisiana, as amended from time to time.

“Vessel” means any vessel and its now existing or hereafter arising components and appurtenances, including, without limitation, Hollywood Riverboat, and all other riverboat gaming vessels or other vessels now or hereafter owned by Mortgagor.

1.3 Undefined Terms. Any capitalized terms used in this Mortgage which are not otherwise defined herein shall have the meaning ascribed to such terms in the Indenture.

1.4 Amendment of Defined Instruments. Unless the context otherwise requires or unless otherwise provided herein, references in this Mortgage to a particular agreement, instrument or document also refer to and include all renewals, extensions, amendments, modifications, supplements or restatements of any such agreement, instrument or document; provided that nothing contained in this Section shall be construed to authorize any Person to execute or enter into any such renewal, extension, amendment, modification, supplement or restatement.

ARTICLE 2

LIENS AND SECURITY INTEREST

2.1 Hypothecation. FOR THE PURPOSE OF SECURING in favor of Mortgagee and its successors and assigns for the benefit of the Noteholders the due and punctual payment and performance of all Obligations (including, but not limited to, future Obligations), Mortgagor, in consideration of the premises, and for the purposes aforesaid, does hereby CONFIRM AND REAFFIRM ITS PRIOR GRANTS UNDER THE ORIGINAL MORTGAGES AND FURTHER MORTGAGE, ASSIGN, BARGAIN, PLEDGE, RELEASE, HYPOTHECATE AND WARRANT UNTO MORTGAGEE AND ITS SUCCESSORS AND ASSIGNS AS COLLATERAL AGENT FOR THE BENEFIT OF THE NOTEHOLDERS all of Mortgagor’s estate, right, title and interest whether now owned or hereafter acquired, whether as owner, lessor, lessee, or otherwise, and whether vested or contingent, and including all of Mortgagor’s rights to perform all obligations under and to receive the benefits of any leases, in and to all of the following described land (immovable property) and interests in land (immovable property), leases, leasehold interests, estates, servitudes, rights, buildings, other constructions, improvements, property, fixtures, component parts, machinery and equipment to the full extent that such property is susceptible of mortgage under the Louisiana Civil Code, Louisiana Revised Statutes, and other provisions of Louisiana law; grants a continuing security interest in favor of

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Mortgagee and its successors and assigns, as secured party for the benefit of the Noteholders, in all property and rights described below, whether now owned or hereafter acquired that are susceptible of a security interest under the UCC or any other provision of Louisiana law; and does further affect, hypothecate, pledge and assign unto and in favor of Mortgagee and its successors and assigns, for the benefit of the Noteholders, all present and future leases and rents, as well as all other property and rights described below, whether now owned or hereafter acquired, that are susceptible of assignment under the UCC or any other provision of Louisiana law:

(A) The entire Casino Ground Lease, including without limitation, all of Mortgagor’s present and future right, title and interest, as such may be amended from time to time, in, to and under the Casino Ground Lease, and any other lease and sublease agreements and amendments thereof, affecting the Land, together with Mortgagor’s right, title, and interest in the buildings and other constructions and improvements on the leased premises and the component parts thereof;

(B) TOGETHER WITH the Improvements;

(C) TOGETHER WITH all Appurtenant Rights;

(D) TOGETHER WITH (i) all the estate, right, title and interest of Mortgagor of, in and to all judgments and decrees, insurance proceeds (including without limitation, the right to receive proceeds attributable to the insurance loss of the Land, the Improvements and the Appurtenant Rights, all as provided in La. R.S. 9:5386), awards of damages and settlements hereafter made resulting from condemnation proceedings or the taking of any of the property described in Granting Clauses (A), (B) and (C) hereof or any part thereof under the power of eminent domain, or for any damage (whether caused by such taking or otherwise) to the property described in Granting Clauses (A), (B) and (C) hereof or any part thereof, or to any Appurtenant Rights thereto, and Mortgagee is hereby authorized, subject to the provisions and limitations contained in the Indenture, to collect and receive said awards and proceeds and to give proper receipts and acquittance therefor, and (subject to the terms hereof) to apply the same toward the payment of the Obligations, notwithstanding the fact that the amount owing thereon may not then be due and payable; (ii) subject to the provisions and limitations contained in the Indenture, all proceeds of any sales or other dispositions of the property or rights described in Granting Clause (A), (B) and (C) hereof or any part thereof whether voluntary or involuntary, provided, however, that the foregoing shall not be deemed to permit such sales, transfers, or other dispositions except as specifically permitted herein; and (iii) subject to the provisions and limitations contained in the Indenture, whether arising from any voluntary or involuntary disposition of the property described in Granting Clauses (A), (B) and (C), all Proceeds, products, replacements, additions, substitutions, renewals and accessions, remainders, reversions and after-acquired interest in, of and to such property;

(E) TOGETHER WITH the absolute assignment of any Space Leases or any part thereof that Mortgagor has entered into, taken by assignment, taken subject to, or assumed, or has otherwise become bound by, now or in the future, together with all of the following (including all “Cash Collateral” within the meaning of the Bankruptcy Law) arising from the

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Space Leases: (a) Rents (subject, however, to the aforesaid absolute assignment to Mortgagee and the conditional permission hereinbelow given to Mortgagor to collect the Rents), (b) all security deposits, and (c) all of Mortgagor’s right, title, and interest under the Space Leases, including the following: (i) the right to receive and collect the Rents from the lessee, sublessee, guarantors thereof or licensee, or their Successor(s), under any Space Lease(s) and (ii) the right to enforce against any tenants thereunder and otherwise any and all remedies under the Space Leases, including Mortgagor’s right to evict from possession any tenant thereunder or to retain, apply, use, draw upon, pursue, enforce or realize upon any guaranty of any Space Lease; to terminate, modify, or amend the Space Leases; to obtain possession of, use, or occupy, any of the real or personal property subject to the Space Leases; and to enforce or exercise, whether at law or in equity or by any other means, all provisions of the Space Leases and all obligations of the tenants thereunder and guarantors thereof based upon (A) any breach by any such tenant or guarantor thereof under the applicable Space Lease (including any claim that Mortgagor may have by reason of a termination, rejection, or disaffirmance of such Space Lease pursuant to any Bankruptcy Law) and (B) the use and occupancy of the premises demised, whether or not pursuant to the applicable Space Lease (including any claim for use and occupancy arising under landlord-tenant law of the State of Louisiana or any Bankruptcy Law);

Notwithstanding anything to the contrary contained herein, the foregoing provisions of this Paragraph (E) shall not constitute an assignment for purposes of security but shall constitute an absolute and present assignment of the Rents to Mortgagee, subject, however, to the conditional license given to Mortgagor to collect and use the Rents as hereinabove provided; and the existence or exercise of such right of Mortgagor shall not operate to subordinate this assignment to any subsequent assignment, in whole or in part, by Mortgagor;

(F) TOGETHER WITH, to the extent permitted by applicable law, all of Mortgagor’s right, title, and interest in and to any and all licenses, permits, variances, special permits, franchises, certificates, rulings, certifications, validations, exemptions, filings, registrations, authorizations, consents, approvals, waivers, orders, rights and agreements (including, without limitation, options, option rights and contract rights) now or hereafter obtained by Mortgagor from any Governmental Authority having or claiming jurisdiction over the Land, the Improvements, the Shreveport Resort, or any other element of the Mortgaged Property or providing access thereto, or the operation of any business on, at, or from the Land;

(G) TOGETHER WITH all of Mortgagor’s right, title and interest in and to all water stock, water permits and other water or riparian rights relating to the Land;

(H) TOGETHER WITH all of Mortgagor’s rights, title and interest in and to oil and gas and other mineral rights, if any, in or pertaining to the Land and all royalty, leasehold and other rights of Mortgagor pertaining thereto;

(I) TOGETHER WITH any and all monies and other property, real or personal, which may from time to time be subjected to the lien hereof by Mortgagor or by anyone on its behalf or with its consent, or which may come into the possession or be subject to the control of Mortgagee pursuant to this Mortgage or any Collateral Document, including, without limitation, any protective advances under this Mortgage (provided that the maximum

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amount of principal secured does not exceed the amount set forth in Section 1.1 hereof); and all of the Mortgagor’s right, title, and interest in and to all extensions, improvements, betterments, renewals, substitutes for and replacements of, and all additions, accessions, and appurtenances to, any of the foregoing that Mortgagor may subsequently acquire or obtain by any means, or construct, assemble, or otherwise place on any of the Mortgaged Property, and all conversions of any of the foregoing; it being the intention of Mortgagor that all property hereafter acquired by Mortgagor and required by any Collateral Document or this Mortgage to be subject to the lien of this Mortgage or intended so to be shall forthwith upon the acquisition thereof by Mortgagor be subject to the lien of this Mortgage as if such property were now owned by Mortgagor and were specifically described in this Mortgage and granted hereby or pursuant hereto, and Mortgagee is hereby authorized, subject to Gaming Laws, to receive any and all such property as and for additional security for the obligations secured or intended to be secured hereby. Mortgagor agrees to take any action as may reasonably be necessary to evidence and perfect such liens or security interests, including, without limitation, the execution of any documents necessary to evidence and perfect such liens or security interests;

(J) TOGETHER WITH Proceeds of the foregoing property described in Granting Clauses (A) through (I) and Proceeds of any and all Gaming Licenses even if such Gaming Licenses are not subject to the liens granted hereunder;

(K) TOGETHER WITH (i) Mortgagor’s rights further to assign, sell, lease, encumber or otherwise transfer or dispose of the property described in Granting Clause (A) through (J) inclusive, above, for debt or otherwise, except to the extent expressly reserved by Mortgagor pursuant to the Indenture; and

(L) EXPRESSLY EXCLUDING, HOWEVER, any of the foregoing property that is, pursuant to restrictions enforceable under applicable law, prohibited from being pledged as security or mortgaged property; provided that, with respect to this clause (L), upon the termination of such prohibitions for any reason whatsoever or in the event such prohibitions are or become unenforceable under applicable law, such foregoing property shall automatically become “Mortgaged Property” hereunder, it being understood that upon request of Mortgagee, Mortgagor will in good faith use reasonable efforts to obtain consent for the creation of a mortgage and security interest in favor of Mortgagee in Mortgagor’s rights in such property referred to in this clause (L).

So long as no Event of Default shall occur and be continuing, all dividends, distributions, interest and principal payments, cash, instruments, and other property and proceeds made upon or with respect to or of the Mortgaged Property (including Rents) may be used by the Mortgagor subject to the terms and conditions of the Indenture. Upon the occurrence and during the continuance of an Event of Default, all rights of the Mortgagor to receive all dividends, distributions, interest or principal payments, cash, instruments and other property and proceeds (including Rents) shall cease and such dividends, distributions, interest and principal payments, cash, instruments and other property and proceeds (including Rents) shall be paid or otherwise delivered to the Mortgagee.

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Mortgagor, for itself and its successors and assigns, covenants and agrees to and with Mortgagee that, at the time or times of the execution of and delivery of these presents or any instrument of further assurance with respect thereto, Mortgagor has good right, full power and lawful authority to assign, grant, convey, warrant, transfer, bargain or sell its interests in the Mortgaged Property in the manner and form as aforesaid, and that the Mortgaged Property is free and clear of all liens and encumbrances whatsoever, except the Permitted Liens, and Mortgagor shall warrant and forever defend the Mortgaged Property in the quiet and peaceable possession of Mortgagee and its successors and assigns against all and every Person or Persons lawfully or otherwise claiming or to claim the whole or any part thereof, except for the Permitted Liens. Mortgagor agrees that any greater title to the Mortgaged Property hereafter acquired by Mortgagor during the term hereof, including without limitation, the acquisition of the lessor’s interest under the Casino Ground Lease (if permitted by Mortgagee and the Indenture), or any other estate, title or interest in the premises covered by such lease, shall be automatically subject hereto without the need for any further mortgage, assignment, amendment, supplement, or other writing. Mortgagor agrees that Mortgagee is acting as collateral agent for the Noteholders. With respect to the Proceeds of insurance referred to in this Section 2.1, this Mortgage is a collateral assignment thereof pursuant to La. R.S. §9:5386 et seq., whether such insurance Proceeds now exist or arise in the future, and the Mortgagor does hereby irrevocably appoint Mortgagee, for the benefit of the Noteholders as the true and lawful mandatory and attorney in fact of Mortgagor to carry out and enforce all of Mortgagor’s right, title and interest in and to any or all of the insurance Proceeds hereby collaterally assigned.

2.2 Mortgagor’s License to Collect Rents Until Default. Mortgagor and Mortgagee agree that this Mortgage is an absolute and present assignment of Space Leases and Rents. Prior to the occurrence and continuance of an Event of Default, Mortgagor shall have the right under a license granted hereby and Mortgagee hereby grants to Mortgagor a license (but limited by the remedies of Mortgagee set forth herein and in the Indenture) to collect, but not more than one (1) month in advance, all of the Rents due or to become due under the Space Leases, and, subject to the restrictions set forth in the Indenture, if any, to exercise the rights of landlord under the Space Leases. The license granted hereby may be revoked at Mortgagee’s option upon written notice from Mortgagee to Mortgagor after the occurrence and during the continuance of an Event of Default. Mortgagor hereby agrees with Mortgagee that the other parties under the Space Leases may, upon notice from Mortgagee of the occurrence of an Event of Default that is then continuing, thereafter pay direct to Mortgagee the Rents due and to become due under the Space Leases and attorn all other obligations thereunder directly to Mortgagee without any obligation on their part to determine whether an Event of Default does in fact exist. Additionally, upon the occurrence and during the continuance of an Event of Default, Mortgagor hereby constitutes and appoints Mortgagee its true and lawful attorney-in-fact with full power of substitution to collect Rents and other sums due and to become due under the Space Leases and to endorse, either in the name of Mortgagor or in the name of Mortgagee, any check made payable to Mortgagor or any assumed business name of Mortgagor representing Rents and other sums due and to become due under the Space Leases. Following the occurrence and during the continuance of an Event of Default and the acceleration of the Notes, any such Rent and other sums shall be applied in accordance with the provisions of the Indenture. It is understood and agreed that this power is coupled with an interest which cannot be revoked. The assignment of Space Leases and the Rents due thereunder described in this Section is, and is intended to be, an assignment from Mortgagor to Mortgagee made in accordance with and to the fullest extent permitted by La. R.R. §9:4401.

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ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF MORTGAGOR

Mortgagor hereby unconditionally represents and warrants to Mortgagee as follows:

3.1 General Representations and Warranties. Mortgagor represents and warrants that: (a) pursuant to the Casino Ground Lease, Mortgagor has a valid and enforceable leasehold interest in and to the Land, the Appurtenant Rights and other immovable property covered by the Casino Ground Lease and has or will have good and valid title to the Improvements constructed or to be constructed thereon so long as such Casino Ground Lease is in full force and effect, subject to the Permitted Liens; (b) the Space Leases, the Rents and the other Mortgaged Property, are free and clear of all encumbrances except Permitted Liens, and that it has the right to hold, occupy and enjoy its interest in the Mortgaged Property, and has good right, full power and lawful authority to subject the Mortgaged Property to the Lien of this Mortgage and pledge the same as provided herein and Mortgagee may at all times peaceably and quietly enter upon, hold, occupy and enjoy the entire Mortgaged Property in accordance with the terms hereof; (c) Mortgagor is not Insolvent and no bankruptcy proceedings are pending or contemplated by or, to the best of Mortgagor’s knowledge, against Mortgagor; (d) the Land has frontage on, and direct access for ingress and egress to dedicated street(s); (e) no material part of the Mortgaged Property has been damaged, destroyed, condemned or abandoned; (f) no part of the Mortgaged Property is the subject of condemnation proceedings, and Mortgagor has no knowledge of any contemplated or pending condemnation proceeding with respect to any portion of the Mortgaged Property; (g) the Mortgaged Property and all activities thereon are in compliance in all material respects with all applicable zoning and land use ordinances and regulations, building codes, and fire codes; and (h) the execution delivery and performance of this Mortgage does not require any consent under, and will not contravene any provision of or cause a default under, the Casino Ground Lease.

3.2 Space Leases.

Mortgagor represents and warrants that: (i) Mortgagor has delivered to Mortgagee true, correct and complete copies of all Space Leases, including all amendments and modifications, written or oral existing of the date hereof; (ii) Mortgagor has not executed or entered into any modifications or amendments of the Space Leases, either orally or in writing, other than amendments that have been disclosed to Mortgagee in writing; (iii) to the best of its knowledge, no material default now exists under any Space Lease; (iv) to the best of its knowledge, no event has occurred that, with the giving of notice or the passage of time or both, would constitute such a material default or would entitle Mortgagor or any other party under such Space Lease to cancel the same or otherwise avoid its obligation; (v) Mortgagor has not accepted prepayments of installments of Rent under any Space Leases, except for security deposits not in excess of one month’s Rent; (vi) except for the assignment effected hereby, Mortgagor has not executed any assignment or pledge of any of Space Leases, the Rents, or of Mortgagor’s right, title and interest

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in the same; and (vii) this Mortgage conforms and complies with all Space Leases, does not constitute a violation or default under any Space Lease, and is and shall at all times constitute a valid lien on Mortgagor’s interests in the Space Leases.

ARTICLE 4

AFFIRMATIVE COVENANTS

Mortgagor hereby unconditionally covenants and agrees with Mortgagee as follows:

4.1 Compliance with Legal Requirements. Mortgagor shall promptly, fully, and faithfully comply in all material respects with all Legal Requirements and shall cause all portions of the Mortgaged Property and its use and occupancy to fully comply in all material respects with Legal Requirements at all times.

4.2 Condemnation. Immediately upon obtaining knowledge of the institution of any proceedings for the condemnation of the Mortgaged Property or any portion thereof, Mortgagor shall notify Mortgagee of the pendency of such proceedings. Mortgagee is hereby authorized, at its option, to commence, appear in and prosecute in its own or Mortgagor’s name any action or proceeding relating to any condemnation, seizure or taking by the exercise of the power of eminent domain of any material portion of the Mortgaged Property and to settle or compromise any claim in connection therewith, and Mortgagor hereby appoints Mortgagee as its attorney-in-fact to take any action in Mortgagor’s name pursuant to Mortgagee’s rights hereunder. Mortgagor from time to time shall execute and deliver to Mortgagee all instruments requested by it to permit such participation; provided, however, that such instruments shall be deemed as supplemental to the foregoing grant of permission to Mortgagee, and unless otherwise required, the foregoing permission shall, without more, be deemed sufficient to permit Mortgagee to participate in such proceedings on behalf of Mortgagor. All such compensation awards, damages, claims, rights of action and Proceeds, and any other payments or relief, and the right thereto, are included in the Mortgaged Property. To the extent such condemnation, seizure or taking constitutes an Event of Loss, Mortgagee, after deducting therefrom all its reasonable expenses, including reasonable attorneys’ fees, shall, or shall authorize Mortgagor to, apply such Proceeds in accordance with the provisions of the Indenture.

4.3 Lien Status. Mortgagor will protect the Lien and security interest status (subject to Permitted Liens) of this Mortgage and, except to the extent permitted by the provisions of the Indenture or hereunder, will not place, or permit to be placed, or otherwise mortgage, hypothecate or encumber the Mortgaged Property with, any other Lien or security interest of any nature whatsoever (statutory, constitutional or contractual) regardless of whether same is allegedly or expressly inferior to the Lien and security interest created by this Mortgage, and, if any such Lien or security interest is asserted against the Mortgaged Property (unless such Lien or encumbrance constitutes a Permitted Lien), Mortgagor will promptly, at its own cost and expense, (a) pay the underlying claim in full or take such other action so as to cause the same to be released or bonded around and (b) within five (5) days from the date such Lien or security interest is so asserted, give Mortgagee notice of such Lien or security interest. Such notice shall specify who is asserting such Lien or security interest and shall detail the origin and nature of the underlying claim giving rise to such asserted Lien or security interest.

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4.4. Payment of Impositions. Mortgagor will duly pay and discharge, or cause to be paid and discharged, all material Impositions not later than the day any fine or penalty may be added thereto or imposed, except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Noteholders; provided, however, that Mortgagor may, if permitted by law and if such installment payment would not create or permit the filing of a Lien against the Mortgaged Property, pay such Impositions in installments whether or not interest shall accrue on the unpaid balance of such Impositions.

4.5. Repair. Mortgagor will keep the Mortgaged Property in good condition, ordinary wear and tear excepted, and will make all necessary repairs, replacements, renewals, betterments and improvements and alterations thereof and thereto, interior and exterior, structural and non-structural, ordinary and extraordinary, foreseen and unforeseen all as in the judgment of the Mortgagor may be reasonably necessary for the proper conduct of the business carried in connection therewith, provided that nothing in this Section 4.5 shall prevent the Mortgagor from discontinuing the maintenance of any of such properties if such discontinuance is, in the judgment of the Mortgagor, desirable in the conduct of the business of the Mortgagor and its Subsidiaries taken as a whole. Notwithstanding the foregoing, nothing contained in this Section 4.5 shall limit the right of the Mortgagor to dispose of properties in any manner otherwise permitted by the Indenture.

4.6. Insurance. Mortgagor will obtain and maintain insurance upon and relating to the Mortgaged Property insuring against personal injury and death, loss by fire and such other hazards, casualties and contingencies (including business interruptions insurance and builder’s all risk coverage) in accordance with the Indenture.

4.7. Application of Insurance Proceeds. The proceeds of the insurance of Mortgagor shall be applied in accordance with the provisions of the Indenture.

4.8. Performance of Leases. Mortgagor covenants (a) not to assign or grant a security interest in and to any of the Space Leases to any party other than Mortgagee without the prior written consent of Mortgagee, (b) at the request of Mortgagee, to execute and deliver all such further assurances and assignments in and to the Mortgaged Property as Mortgagee shall from time to time reasonably require, and (c) to deliver to Mortgagee copies of all Space Leases, regardless of whether such Space Leases were or are executed before or after the date hereof.

4.9. Inspection. Mortgagor, at all reasonable times during regular business hours and upon reasonable prior notice, will permit the Mortgagee and its agents, representatives and employees to inspect the Mortgaged Property (excluding restricted areas to which their access is prohibited by applicable gaming regulations), provided that nothing set forth herein will limit non-intrusive access of Mortgagee and its agents, representatives and employees to public facilities at any time that the same are open to the public.

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4.10. Books and Records. Mortgagor will maintain full and accurate books of account and other records reflecting in all material respects the results of its operations of the Mortgaged Property. At any time and from time to time Mortgagor shall deliver to Mortgagee such other financial data as Mortgagee shall reasonably request with respect to the ownership, maintenance, use and operation of the Mortgaged Property, and Mortgagee shall have the right, at reasonable times and upon reasonable notice, to examine and make copies or extracts of Mortgagor’s books of account and records relating to the Mortgaged Property.

4.11. Maintenance of Rights of Way, Servitudes, and Licenses. Mortgagor will maintain, preserve, and renew all rights of way, servitudes, easements, grants, privileges, licenses and franchises reasonably necessary for the use of the Mortgaged Property from time to time. Mortgagor shall comply in all material respects with all restrictive covenants that may at any time affect the Mortgaged Property, zoning ordinances and other public or private restrictions as to the use of the Mortgaged Property.

(a) Mortgagor shall (i) comply in all material respects with all applicable Environmental Laws and obtain, keep and comply with Permits applicable to the operations of Mortgagor and the ownership, lease, or use of any Mortgaged Property; (ii) use commercially reasonable efforts to cause all Persons occupying any Mortgaged Property to comply with all such Environmental Laws and Permits; (iii) keep or cause to be kept all such Mortgaged Property free and clear of any Liens imposed pursuant to such Environmental Laws; and (iv) obtain and renew all material Permits required for ownership or use of any Mortgaged Property.

(b) Mortgagor shall conduct any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and cleanup all Hazardous Materials from any Mortgaged Property in accordance in all material respects with the requirements of all applicable Environmental Laws and any Legal Requirements.

4.12. Environmental Indemnification and Hold Harmless.

(a) Mortgagor agrees to defend, indemnify and hold harmless the Indemnified Parties from and against any and all claims, demands, judgments, settlements, damages, actions, causes of action, injuries, administrative orders, consent agreements and orders, liabilities, penalties, costs, including but not limited to any cleanup costs, mediation costs, response costs, and all expenses of any kind whatsoever, including claims arising out of loss of life, injury to persons, property, or business or damage to natural resources in connection with the activities of Mortgagor, its predecessors in interest, third parties who have trespassed on the Mortgaged Property, or parties in a contractual relationship with Mortgagor, or any of them, whether or not occasioned wholly or in part by any condition, accident or event caused by any act or omission of Indemnified Parties, which: (i) arises out of the actual, alleged or threatened migration, spill, leach, pour, empty, inject, discharge, dispersal, release, storage, treatment, generation, disposal or escape of pollutants or other toxic or hazardous substances, including any solid, liquid, gaseous or thermal irritant or contaminant, including smoke, vapor, soot, fumes, acids, alkalis, chemicals, and waste (including materials to be recycled, reconditioned or reclaimed); or (ii) actually or allegedly arises out of the use, specification, or inclusion of any product, material or process containing chemicals, the failure to detect the existence or proportion of chemicals in the

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soil, air, surface water or ground water, or the performance or failure to perform the abatement of any pollution source or the replacement or removal of any soil, water, surface water, or ground water containing chemicals; (iii) arises out of the breach of any covenant, warranty, or representation of Mortgagor as it relates to the provisions of this Section 4.12; or (iv) arises out of a judicial or administrative action brought pursuant to any Environmental Law that relates to the Mortgaged Property.

(b) Mortgagor, its successors and assigns, shall bear, pay and discharge when and as the same become due and payable, any and all such judgments or claims for damages, penalties or otherwise against Indemnified Parties, shall hold Indemnified Parties harmless for those judgments or claims, and shall assume the burden and expense of defending all suits, administrative proceedings, and negotiations of any description with any and all persons, political subdivisions or Governmental Authorities arising out of indemnified matters as set forth in Section 4.12(a) above.

(c) Mortgagor’s indemnifications and representations made herein shall survive any termination or expiration of the documents relating to the Notes and/or the repayment of the Obligations, including, but not limited to, any foreclosure under this Mortgage or deed-in-lieu of foreclosure, it being understood and agreed that the indemnity given herein is independent of the Obligations and the Notes, the Indenture, the Guarantees or any of the Collateral Documents.

4.13 Further Assurances.

(a) At its sole cost and without expense to Mortgagee, Mortgagor shall do, execute, acknowledge and deliver any and all such further reasonable acts, deeds, conveyances, notices, requests for notices, financing statements, continuation statements, certificates, assignments, notices of assignments, agreements, instruments and further assurances, and shall mark any chattel paper, deliver any chattel paper or instruments to Mortgagee, and take any other actions that are reasonably necessary, prudent, or requested by Mortgagee to perfect or continue the perfection and first priority of Mortgagee’s security interest in the Mortgaged Property, to protect the Mortgaged Property against the rights, claims, or interests of third Persons other than holders of Permitted Liens, or to effect the purposes of this Mortgage, including the security agreement and the absolute assignment of Rents contained herein, or for the filing, registering or recording thereof.

(b) Mortgagor shall forthwith upon the execution and delivery of this Mortgage, and thereafter from time to time, cause this Mortgage and each instrument of further assurance to be filed, indexed, registered, recorded, given or delivered in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect the lien hereof upon, and the title of Mortgagee to, the Mortgaged Property.

(c) To the extent that any payments on the Obligations or proceeds of the Mortgaged Property are subsequently invalidated, declared to be fraudulent or preferential, set aside, or required to be repaid to a trustee, debtor in possession, receiver or other Person under any Bankruptcy Law, common law or equitable cause, then to such extent the Obligations so satisfied shall be revived and continue as if such payment or proceeds had not been received by

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Mortgagee, and Mortgagee’s security interests, rights, powers and remedies hereunder shall continue in full force and effect. In such event, this Mortgage shall be automatically reinstated if it shall theretofore have been terminated pursuant hereto.

4.14 Mortgagee’s Cure of Mortgagor’s Default. If Mortgagor defaults in the payment of any tax, assessment, lien, encumbrance or other Imposition, in its obligation to furnish insurance hereunder, or in the performance or observance of any other covenant, condition or term of this Mortgage or any Collateral Document, unless Mortgagor is contesting such Imposition in accordance with the Indenture, Mortgagee may, but is not obligated to, in order to preserve its interest in the Mortgaged Property, perform or observe the same, and all payments made (whether such payments are regular or accelerated payments) and reasonable costs and expenses incurred or paid by Mortgagee in connection therewith shall become due and payable immediately. The amounts so incurred or paid by Mortgagee, together with interest thereon at the rate applicable to overdue principal pursuant to the Indenture from the date incurred until paid by Mortgagor, shall be added to the Obligations and secured by the lien of this Mortgage. Mortgagee is hereby empowered to enter and to authorize others to enter upon the Land or any part thereof for the purpose of performing or observing any such defaulted covenant, condition or term, without thereby becoming liable to Mortgagor or any Person in possession holding under Mortgagor. No exercise of any rights under this Section by Mortgagee shall cure or waive any Default or Event of Default or notice of default hereunder or invalidate any act done pursuant hereto or to any such notice, but shall be cumulative of all other rights and remedies.

4.15 Defense of Actions. Mortgagor shall appear in and defend any action or proceeding affecting or purporting to affect the security hereof or the rights or powers of Mortgagee, and shall pay all reasonable costs and expenses, including cost of title search and insurance or other evidence of title, preparation of survey, and reasonable attorneys’ fees in any such action or proceeding in which Mortgagee may appear or may be joined as a party and in any suit brought by Mortgagee based upon or in connection with this Mortgage or any Collateral Document. Nothing contained in this section shall, however, limit the right of Mortgagee to appear in such action or proceeding with counsel of its own choice, either on its own behalf or on behalf of Mortgagor, and all payments made and reasonable costs incurred or paid by Mortgagee in connection therewith (including without limitation, reasonable attorneys’ fees and expenses) shall be payable by Mortgagor on demand, accruing interest thereon from the date(s) incurred until paid at the rate applicable to overdue principal pursuant to the Indenture, and such amounts shall be included in the Obligations secured hereby.

4.16 Performance of Lease Obligations; Indemnification. Mortgagee shall not be obligated to perform or discharge, nor does it hereby undertake to perform or discharge, any obligation, duty or liability under the Casino Ground Lease or any Space Lease. Mortgagor shall and does hereby agree to indemnify and to hold Mortgagee harmless of and from all liability, loss or damage which Mortgagee might incur under said leases or under or by reason of the assignment of any subleases, and of and from any and all claims or demands whatsoever which may be asserted against Mortgagee by reason of any alleged obligations or undertakings to perform or discharge any of the terms, covenants or agreements contained in said leases, including without limitation any claims arising out of Mortgagee’s negligence or strict liability, but excluding any such claims arising out of Mortgagee’s gross negligence or willful misconduct.

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Should Mortgagee incur any such liability, loss or damage under any of said leases, or under or by reason of the assignment thereof, or in the defense of any claims or demands, the amount thereof, including reasonable costs, expenses and reasonable attorneys’ fees and costs, including reasonable attorneys’ fees and costs on appeal, shall be secured hereby and Mortgagor shall reimburse Mortgagee therefor promptly upon demand, together with interest at the rate applicable to overdue principal pursuant to the Indenture.

4.17 Consents. Upon receipt of written request of Mortgagee, Mortgagor will use commercially reasonable efforts to obtain and deliver to Mortgagee as promptly as possible, a written acknowledgment from the City of Shreveport pursuant to the provisions of the Casino Ground Lease confirming that Mortgagee has all of the rights of a “Leasehold Mortgagee” under (and as defined in) Exhibit G to the Casino Ground Lease.

ARTICLE 5

NEGATIVE COVENANTS

Mortgagor hereby covenants and agrees with Mortgagee that, until the entire Obligations shall have been paid in full and shall have been fully performed and discharged:

5.01. Alterations. Mortgagor will not commit or permit any waste of the Mortgaged Property that materially impairs Mortgagee’s security hereunder.

5.02. Replacement of Improvements. Except as permitted by this Mortgage and the Indenture and except in the ordinary course of its business, Mortgagor will not, without the prior written consent of Mortgagee, permit any of the Improvements to be removed at any time from the Land unless the removed item is removed temporarily for maintenance and repair or, if removed permanently, such removal and disposition does not affect materially and adversely the value of Mortgagor’s casino and the Mortgaged Property taken as a whole or the removed item is replaced by an article of substantially equal utility and value, owned by Mortgagor and subject to the Liens created hereby, and free and clear of any other Lien or security interest except Permitted Liens or such as may be first approved in writing by Mortgagee.

5.03. No Further Encumbrances. Except to the extent permitted by the provisions of the Indenture, Mortgagor will not, without the prior written consent of Mortgagee, create, place or permit to be created or placed, or through any act or failure to act, acquiesce in the placing of, or allow to remain, any mortgage, pledge, Lien (statutory, constitutional or contractual), security interest, encumbrance or charge on, or conditional sale or other title retention agreement (regardless of whether same are expressly subordinate to the Liens of this Mortgage) with respect to the Mortgaged Property, other than the Permitted Liens.

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ARTICLE 6

CORPORATE LOAN PROVISIONS

6.1 Interaction with Indenture. Notwithstanding any other provision of this Mortgage, the terms and provisions of this Mortgage shall be subject and subordinate to the terms of the Indenture. To the extent that the Indenture provides Mortgagor with a particular cure or notice period, or establishes any limitations or conditions on Mortgagee’s actions with regard to a particular set of facts, Mortgagor shall be entitled to the same cure periods and notice periods, and Mortgagee shall be subject to the same limitations and conditions, under this Mortgage, as under the Indenture, in place of the cure periods, notice periods, limitations and conditions provided for under this Mortgage; provided, however, that such cure periods, notice periods, limitations and conditions shall not be cumulative as between the Indenture and this Mortgage. In the event of any conflict or inconsistency between the provisions of this Mortgage and those of the Indenture, including, without limitation, any conflicts or inconsistencies in any definitions herein or therein, the provisions or definitions of the Indenture shall govern. This Mortgage is one of the Collateral Documents under the Indenture and all provisions of the Indenture that pertain to the Collateral Documents generally shall pertain to this Mortgage as if set forth herein at length.

6.2 Other Collateral. This Mortgage is one of a number of security agreements to secure the debt delivered by or on behalf of Mortgagor pursuant to the Indenture and the other Collateral Documents and securing the Obligations secured hereunder. All potential junior Lien claimants are placed on notice that, under any of the Collateral Documents or otherwise (such as by separate future unrecorded agreement between Mortgagor and Mortgagee), other collateral for the Obligations secured hereunder (i.e., collateral other than the Mortgaged Property) may, under certain circumstances, be released without a corresponding reduction in the total principal amount secured by this Mortgage. Such a release would decrease the amount of collateral securing the same indebtedness, thereby increasing the burden on the remaining Mortgaged Property created and continued by this Mortgage. No such release shall impair the priority of the lien of this Mortgage. By accepting its interest in the Mortgaged Property, each and every junior Lien claimant shall be deemed to have acknowledged the possibility of, and consented to, any such release. Nothing in this paragraph shall impose any obligation upon Mortgagee.

ARTICLE 7

DEFAULTS AND REMEDIES

7.1 Event of Default. The terms “Default” and “Event of Default,” wherever used in this Mortgage, shall mean any one or more of the defaults or events of default listed in the Indenture, subject to such cure rights as may be expressly set forth in the Indenture.

7.2 Acceleration of Maturity. If an Event of Default occurs and is continuing, Mortgagee may, in accordance with the Indenture, declare the Notes and all indebtedness or sums secured hereby, to be due and payable immediately, and upon such declaration such principal and interest and other sums shall immediately become due and payable without demand, presentment, notice or other requirements of any kind (all of which Mortgagor waives) notwithstanding anything in this Mortgage or any Collateral Document or applicable law to the contrary.

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7.3 Institution of Equity Proceedings. If an Event of Default occurs and is continuing, Mortgagee may institute an action, suit or proceeding in equity for specific performance of this Mortgage, the Notes or any Collateral Document, all of which shall be specifically enforceable by injunction or other equitable remedy. Mortgagor waives any defense based on laches or any applicable statute of limitations.

7.4 Mortgagee’s Power of Enforcement.

(a) If any Event of Default occurs and is continuing, Mortgagee may, without regard to whether or not the Obligations secured hereby shall be due and without prejudice to the right of Mortgagee thereafter to bring an action or proceeding to foreclose or any other action for any default existing at the time such earlier action was commenced, proceed by any appropriate action or proceeding: (1) to enforce payment of the Notes, to the extent permitted by law, or the performance of any term hereof or any other right; (2) to foreclose this Mortgage in any manner provided by law for the foreclosure of mortgages or deeds of trust on real property or security agreements concerning personal property and to sell, as an entirety or in separate lots or parcels, the Mortgaged Property or any portion thereof pursuant to the laws of the State of Louisiana or under the judgment or decree of a court or courts of competent jurisdiction, and Mortgagee shall be entitled to recover in any such proceeding all reasonable costs and expenses incident thereto, including reasonable attorneys’ fees in such amount as shall be awarded by the court; (3) to exercise any or all of the rights and remedies available to it under the Indenture; and (4) to pursue any other remedy available to it. Mortgagee shall take action either by such proceedings or by the exercise of its powers with respect to entry or taking possession, or both, as Mortgagee may determine.

(b) Upon the occurrence and during the continuance of an Event of Default under the Indenture, it shall be lawful for Mortgagee, upon the instruction of the Trustee given pursuant to the Indenture (and Mortgagor does hereby authorize Mortgagee without notice or putting in default, a putting in default being hereby expressly waived), to cause all or some of the Mortgaged Property to be seized and sold under executory or other legal process, issued by any court of competent jurisdiction, without appraisement, and to the highest bidder for cash or on such terms as Mortgagee may direct; and Mortgagor consents that the Mortgaged Property may be so sold, either as a whole or in such lots or parcels as Mortgagee may direct in any such proceedings.

7.5 Mortgagee’s Right to Enter and Take Possession, Operate and Apply Income.

(a) If an Event of Default occurs and is continuing, (i) Mortgagor, upon demand of Mortgagee, shall forthwith surrender to Mortgagee the actual possession and, if and to the extent permitted by law, Mortgagee itself, or such officers or agents as it may appoint, may enter and take possession of all the Mortgaged Property, without liability for trespass, damages or otherwise, and may exclude Mortgagor and its agents and employees wholly therefrom and may have joint access with Mortgagor to the books, papers and accounts of Mortgagor; and (ii) Mortgagor shall pay monthly in advance to Mortgagee on Mortgagee’s entry into possession, or to any receiver appointed to collect the Rents, all Rents then due and payable.

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(b) If Mortgagor shall for any reason fail to surrender or deliver the Mortgaged Property or any part thereof after Mortgagee’s demand, Mortgagee may obtain a judgment or decree conferring on Mortgagee the right to immediate possession or requiring Mortgagor to deliver immediate possession of all or part of such property to Mortgagee and Mortgagor hereby specifically consents to the entry of such judgment or decree. Mortgagor shall pay to Mortgagee, upon demand, all reasonable costs and expenses of obtaining such judgment or decree and reasonable compensation to Mortgagee, its attorneys and agents, and all such reasonable costs, expenses and compensation shall, until paid, be secured by the lien of this Mortgage.

(c) Upon ever such entering upon or taking of possession, Mortgagee may hold, store, use, operate, manage and control the Mortgaged Property and conduct the business thereof, and, from time to time in its sole and absolute discretion and without being under any duty to so act: (i) make any necessary and proper maintenance, repairs, renewals, replacements, additions, betterments and improvements thereto and thereon and purchase or otherwise acquire additional fixtures, personalty and other property; (ii) insure or keep the Mortgaged Property insured; (iii) manage and operate the Mortgaged Property and exercise all the rights and powers of Mortgagor in their name or otherwise with respect to the same; (iv) enter into agreements with others to exercise the powers herein granted Mortgagee, all as Mortgagee from time to time may determine; and, subject to the absolute assignment of the Space Leases and Rents to Mortgagee, Mortgagee may collect and receive all the Rents, including those past due as well as those accruing thereafter (and in connection therewith, further reference is made hereby to Section 2.2 hereof); and shall apply the monies so received by Mortgagee in such priority as Mortgagee may determine to (1) the payment of interest and principal due and payable on the Notes; (2) the deposits for taxes and assessments and insurance premiums due; (3) the cost of insurance, taxes, assessments and other proper charges upon the Mortgaged Property or any part thereof; (4) the reasonable compensation, expenses and disbursements of the agents, attorneys and other representatives of Mortgagee; and (5) any other charges or costs required to be paid by Mortgagor under the terms hereof; or (v) rent or sublet the Mortgaged Property or any portion thereof for any purposes permitted by this Mortgage.

Mortgagee shall surrender possession of the Mortgaged Property to Mortgagor only when all that is due upon such interest and principal, tax and insurance deposits, and all amounts under any of the terms of the Indenture or this Mortgage, shall have been paid and all defaults made good. The same right of taking possession, however, shall exist if any subsequent Event of Default shall occur and be continuing.

7.6 Waiver of Appraisement, Valuation, Stay, Extension and Redemption Laws. Mortgagor agrees to the full extent permitted by law that, if an Event of Default occurs and is continuing, neither Mortgagor nor anyone claiming through or under it shall or will set up, claim or seek to take advantage of any appraisement, valuation, stay, extension or redemption laws now or hereafter in force. Mortgagor hereby waives all pleas of division and discussion with respect to the Obligations, the benefit of appraisement as provided in Louisiana Code of Civil Procedure Articles 2332, 2336, 2723 and 2724 and all other laws conferring the same, the demand and three (3) days delay accorded by Louisiana Code of Civil Procedure Article 2721, the notice of seizure required by Louisiana Code of Civil Procedure Articles 2293 and 2721, the three (3) days delay provided by Louisiana Code of Civil Procedure Articles 2331 and 2722, the

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benefits of the other provisions of Louisiana Code of Civil Procedure Article 2331, 2722 and 2723 not specifically mentioned above, and the benefits of any other provisions of the Louisiana Code of Civil Procedure not specifically mentioned above, in order to prevent or hinder the enforcement or foreclosure of this Mortgage or the absolute sale of the Mortgaged Property or any portion thereof or the final and absolute putting into possession thereof, immediately after such sale, of the purchasers thereof, and Mortgagor for itself and all who may at any time claim through or under it, hereby waives, to the full extent that it may lawfully so do, the benefit of all such laws, and any and all right to have the assets comprising the Mortgaged Property marshaled upon any foreclosure of the lien hereof and agrees that Mortgagee or any court having jurisdiction to foreclose such lien may sell the Managed Property in part or as an entirety.

7.7 Confession of Judgment. Solely for purposes of executory process under Louisiana law, Mortgagor does hereby acknowledge the Obligations and CONFESS JUDGMENT in favor of Mortgagee for the full amount of the Obligations.

7.8 Space Leases. Mortgagee is authorized to foreclose this Mortgage pursuant to Section 7.4, subject to the rights, if any, of any tenants of the Mortgaged Property, and the failure to make any such tenants parties defendant to any such foreclosure proceedings and to foreclose their rights shall not be, nor be asserted by Mortgagor to be, a defense to any proceedings instituted by Mortgagee to collect the sums secured hereby or to collect any deficiency remaining unpaid after the foreclosure sale of the Mortgaged Property, or any portion thereof. Unless otherwise agreed by Mortgagee in writing, all Space Leases executed subsequent to the date hereof, or any part thereof, shall be subordinate and inferior to the lien of this Mortgage; provided, however, that (i) Mortgagee may execute a non-disturbance and attornment agreement in connection with certain lease transactions in form and substance satisfactory to Mortgagee; and (ii) from time to time Mortgagee may execute and record among the conveyance records of the jurisdiction where this Mortgage is recorded, subordination statements with respect to such of said Space Leases as Mortgagee may designate in its sole discretion, whereby the Space Leases so designated by Mortgagee shall be made superior to the lien of this Mortgage for the term set forth in such subordination statement. From and after the recordation of such subordination statements, and for the respective periods as may be set forth therein, the Space Leases therein referred to shall be superior to the lien of this Mortgage and shall not be affected by any foreclosure hereof. All such Space Leases shall contain a provision to the effect that the Mortgagor and Space Lessee recognize the right of Mortgagee to elect and to effect such subordination of this Mortgage and each of them consents thereto.

7.9 Purchase by Mortgagee. Upon any foreclosure sale (whether judicial or non-judicial), Mortgagee may bid for and purchase the property subject to such sale and, upon compliance with the terms of sale, may hold, retain and possess and dispose of such property in its own absolute right pursuant to applicable law.

7.10 Suits to Protect the Mortgaged Property. Mortgagee shall have the power and authority to institute and maintain any suits and proceedings as Mortgagee, in its reasonable discretion, may deem advisable (a) to prevent any impairment of the Mortgaged Property by any acts which may be unlawful or any violation of this Mortgage, (b) to preserve or protect its interest in the Mortgaged Property, or (c) to restrain the enforcement of or compliance with any

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legislation or other Legal Requirement that may be unconstitutional or otherwise invalid, if the enforcement of or compliance with such enactment, rule or order might impair the security hereunder or be prejudicial to Mortgagee’s interest.

7.11 Proofs of Claim. In the case of any receivership, Bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceedings affecting Mortgagor, any Affiliate or any co-maker or endorser of any of Mortgagor’s obligations, its creditors or its property, Mortgagee, to the extent permitted by law, shall be entitled to file such proofs of claim or other documents as it may deem be necessary or advisable in order to have its claims allowed in such proceedings for the entire amount due and payable by Mortgagor under the Notes or any other Collateral Document, at the date of the institution of such proceedings, and for any additional amounts which may become due and payable by Mortgagor after such date.

7.12 Mortgagor to Pay the Notes on Any Default in Payment; Application of Monies by Mortgagee.

(a) In case of a foreclosure sale of all or any part of the Mortgaged Property and of the application of the proceeds of sale to the payment of the sums secured hereby, Mortgagee shall be entitled to enforce payment from Mortgagor of any additional amounts then remaining due and unpaid and to recover judgment against Mortgagor for any portion thereof remaining unpaid, with interest at the interest rate on the Notes.

(b) Mortgagor hereby agrees to the extent permitted by law, that no recovery of any such judgment by Mortgagee or other action by Mortgagee and no attachment or levy of any execution upon any of the Mortgaged Property or any other property shall in any way affect the Lien and security interest of this Mortgage upon the Mortgaged Property or any part thereof or any Lien, rights, powers or remedies of Mortgagee hereunder, but such Lien, rights, powers and remedies shall continue unimpaired as before.

(c) Any monies collected or received by Mortgagee under this Section 7.12 shall be first applied to the payment of reasonable compensation, expenses and disbursements of the agents, attorneys and other representatives of Mortgagee, and the balance remaining shall be applied to the payment of amounts due and unpaid under the Notes.

(d) The provisions of this Section shall not be deemed to limit or otherwise modify the provisions of any guaranty of the indebtedness evidenced by the Notes.

7.13 Delay or Omission; No Waiver. No delay or omission of Mortgagee or Noteholder to exercise any right, power or remedy upon any Default or Event of Default shall exhaust or impair any such right, power or remedy or shall be construed to waive any such Default or Event of Default or to constitute acquiescence therein. Every right, power and remedy given to Mortgagee whether contained herein or in the Indenture or otherwise available to Mortgagee may be exercised from time to time and as often as may be deemed expedient by Mortgagee.

7.14 No Waiver of One Default to Affect Another. No waiver of any Default or Event of Default hereunder shall extend to or affect any subsequent or any other Default or Event of

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Default then existing, or impair any rights, powers or remedies consequent thereon. If Mortgagee or a majority of Noteholders, to the extent applicable under the Indenture, (a) grants forbearance or an extension of time for the payment of any sums secured hereby; (b) takes other or additional security for the payment thereof; (c) waives or does not exercise any right granted in the Notes, the Indenture, this Mortgage or any other Collateral Document; (d) releases any part of the Mortgaged Property from the lien or security interest of this Mortgage or any other instrument securing the Notes; (e) makes or consents to any agreement changing the terms of this Mortgage or any Collateral Document subordinating the lien or any charge hereof, no such act or omission shall release, discharge, modify, change or affect the original liability under the Notes, this Mortgage or any other Collateral Document or otherwise of Mortgagor, or any subsequent purchaser of the Mortgaged Property or any part thereof or any maker, co-signer or surety. No such act or omission shall preclude Mortgagee from exercising any right, power or privilege herein granted or intended to be granted in case of Default or Event of Default then existing or of any subsequent Default or Event of Default, nor, except as otherwise expressly provided in an instrument or instruments executed by Mortgagee, shall the lien or security interest of this Mortgage be altered thereby, except to the extent expressly provided in any releases, or subordinations described in clause (d) or (e) above of this Section 7.14. In the event of the sale or transfer by operation of law or otherwise of all or any part of the Mortgaged Property, Mortgagee, without notice to any Person, firm or corporation, is hereby authorized and empowered to deal with any such vendee or transferee with reference to the Mortgaged Property or the Obligations secured hereby, or with reference to any of the terms or conditions hereof, as fully and to the same extent as it might deal with the original parties hereto and without in any way releasing or discharging any of the liabilities or undertakings hereunder, or waiving its right to declare such sale or transfer a Default or an Event of Default as provided herein.

7.15 Discontinuance of Proceedings; Position of Parties Restored. If Mortgagee shall have proceeded to enforce any right or remedy under this Mortgage by foreclosure, entry of judgment or otherwise and such proceedings shall have been discontinued or abandoned for any reason, or such proceedings shall have resulted in a final determination adverse to Mortgagee, then and in every such case Mortgagor and Mortgagee shall be restored to their former positions and rights hereunder, and all rights, powers and remedies of Mortgagee shall continue as if no such proceedings had occurred or had been taken.

7.16 Remedies Cumulative. No right, power or remedy, including without limitation remedies with respect to any security for the Notes, conferred upon or reserved to Mortgagee by the Guarantees, this Mortgage or any other Collateral Document is exclusive of any other right, power or remedy, but each and every such right, power and remedy shall be cumulative and concurrent and shall be in addition to any other right, power and remedy given hereunder or under any Collateral Document, now or hereafter existing at law, in equity or by statute, and Mortgagee shall be entitled to resort to such rights, powers, remedies or security as Mortgagee shall in its sole and absolute discretion deem advisable. The rights and remedies of Mortgagee upon the occurrence of one or more defaults by Mortgagor may be exercised by Mortgagee, in the sole discretion of Mortgagee, either alternatively, concurrently, or consecutively in any order. The exercise by Mortgagee of any one or more of such rights and remedies shall not be construed to be an election of remedies nor a waiver of any other rights and remedies Mortgagee might have unless, and limited to the extent that, Mortgagee shall so elect. Without limiting the

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generality of the foregoing, to the extent that this Mortgage or any other Collateral Document covers the real property and personal property, Mortgagee may, in the sole discretion of Mortgagee, either alternatively, concurrently or consecutively in any order:

(a) Proceed as to both the real property, the personal property and other collateral in accordance with Mortgagee’s rights and remedies in respect to the real property; or

(b) Proceed as to the real property in accordance with Mortgagee’s rights and remedies in respect to the real property and proceed as to the personal property and other collateral in accordance with Mortgagee’s rights and remedies in respect to the personal property and other collateral.

If Mortgagee should elect to proceed as to both the real property, the personal property and other collateral in accordance with Mortgagee’s rights and remedies in respect to real property:

(x) All the real property and all the personal property and other collateral may be sold, in the manner and at the time and place provided in this Mortgage or in any other Collateral Document, as the case may be, in one lot, or in separate lots consisting of any combination or combinations of the real property, the personal property and other collateral, as Mortgagee may elect, in the reasonable discretion of Mortgagee; and

(y) Mortgagor acknowledges and agrees that a disposition of the personal property and other collateral in accordance with Mortgagee’s rights and remedies in respect to real property, as hereinabove provided, is a commercially reasonable disposition of the collateral.

If Mortgagee should elect to proceed as to the personal property and other collateral in accordance with Mortgagee’s rights and remedies in respect to personal property and other collateral, Mortgagee shall have all the rights and remedies conferred on a secured party by any Collateral Document relating thereto or otherwise by applicable law.

7.17 Foreclosure; Expense of Litigation. If Mortgagee forecloses, reasonable attorneys’ fees for services in the supervision of said foreclosure proceeding shall be allowed to Mortgagee as part of the foreclosure costs. In the event of foreclosure of the lien hereof, there shall be allowed and included as additional Obligations all reasonable expenditures and expenses which may be paid or incurred by or on behalf of Mortgagee for attorneys’ fees, appraiser’s fees, outlays for documentary and expert evidence, stenographers’ charges, publication costs, and costs (which may be estimated as to items to be expended after foreclosure sale or entry of the decree) of procuring all such abstracts of title, title searches and examinations, title insurance policies and guarantees, and similar data and assurances with respect to title as Mortgagee may deem reasonably advisable either to prosecute such suit or to evidence to a bidder at any sale which may be had pursuant to such decree the true condition of the title to or the value of the Mortgaged Property or any portion thereof. All expenditures and expenses of the nature in this section mentioned, and such reasonable expenses and fees as may be incurred in the protection of the Mortgaged Property and the maintenance of the lien and security interest of this Mortgage, including the reasonable fees of any attorney employed by Mortgagee in any litigation or proceeding affecting this Mortgage or any Collateral Document, the Mortgaged Property or any

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portion thereof, including, without limitation, civil, probate, appellate and bankruptcy proceedings, or in preparation for the commencement or defense of any proceeding or threatened suit or proceeding, shall be immediately due and payable by Mortgagor, with interest thereon at the interest rate on the Notes, and shall be secured by this Mortgage. Mortgagee waives its right to any statutory fee in connection with any judicial or non-judicial foreclosure of the lien hereof and agrees to accept a reasonable fee for such services.

7.18 Deficiency Judgments. If after foreclosure of this Mortgage or Mortgagee’s sale hereunder, there shall remain any deficiency with respect to any amounts payable under the Notes or hereunder or any amounts secured hereby, and Mortgagee shall institute any proceedings to recover such deficiency or deficiencies, all such amounts shall continue to bear interest at the rate applicable to overdue principal pursuant to the Indenture. Mortgagor waives any defense to Mortgagee’s recovery against Mortgagor of any deficiency after any foreclosure sale of the Mortgaged Property. Mortgagor expressly waives any defense or benefits that may be derived from any statute granting Mortgagor any defense to any such recovery by Mortgagee. In addition, Mortgagee shall be entitled to recovery of all of its reasonable costs and expenditures (including without limitation any court imposed costs) in connection with such proceedings, including its reasonable attorneys’ fees, appraisal fees and the other costs, fees and expenditures referred to in Section 7.17 above. This provision shall survive any foreclosure or sale of the Mortgaged Property, any portion thereof and/or the extinguishment of the lien hereof.

7.19 WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY LAW, MORTGAGEE AND MORTGAGOR EACH WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THE NOTES, THIS MORTGAGE OR ANY OTHER COLLATERAL DOCUMENT ANY SUCH DISPUTES SHALL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

7.20 Exculpation of Mortgagee. The acceptance by Mortgagee of the assignment contained herein with all of the rights, powers, privileges and authority created hereby shall not, prior to entry upon and taking possession of the Mortgaged Property by Mortgagee, be deemed or construed to make Mortgagee a “mortgagee in possession”; nor thereafter or at any time or in any event obligate Mortgagee to appear in or defend any action or proceeding relating to the Casino Ground Lease, the Space Leases, the Rents or the Mortgaged Property, or to take any action hereunder or to expend any money or incur any expenses or perform or discharge any obligation, duty or liability under any Space Lease or the Casino Ground Lease or to assume any obligation or responsibility for any security deposits or other deposits except to the extent such deposits are actually received by Mortgagee, nor shall Mortgagee, prior to such entry and taking, be liable in any way for any injury or damage to person or property sustained by any Person in or about the Mortgaged Property.

7.21 Keeper. In the event the Mortgaged Property, or any part thereof, is seized as an incident to an action for the recognition or enforcement of this Mortgage by executory process, ordinary process, sequestration writ of fieri facias or otherwise, Mortgagor and the Mortgagee

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agree that the court issuing any such order shall if petitioned for by Mortgagee, direct the applicable sheriff to appoint as a keeper of the Mortgaged Property, the Mortgagee or any agent designated by Mortgagee or any person named by Mortgagee at the time such seizure is effected. This designation is pursuant to Louisiana revised Statues 9:5136 through 5140.2, inclusive, as the same may be amended, and the Mortgagee shall be entitled to all the rights and benefits afforded thereunder. It is hereby agreed that the keeper shall be entitled to receive compensation, in excess of its reasonable costs and expenses incurred in the administration or preservation of the Mortgaged Property, which shall be payable monthly on the first day of each month and shall be included as Obligations secured by this Mortgage. The designation of keeper made herein shall not be deemed to require the Mortgagee to provoke the appointment of such a keeper.

7.22 Authentic Evidence. Any and all declarations of fact made by authentic act before a notary public in the presence of two (2) witnesses by a person declaring that such facts lie within his knowledge, shall constitute authentic evidence of such facts for the purpose of executory process. Mortgagor specifically agrees that such an affidavit by a representative of Mortgagee as to the existence, amount, terms and maturity of the Obligations secured hereunder and of a Default or an Event of Default hereunder shall constitute authentic evidence of such fact for the purpose of executory process.

7.23 Reinscription of Mortgage. Mortgagor shall reinscribe this Mortgage prior to the date on which the lien of this Mortgage may prescribe by any applicable prescriptive period.

During the term of this Mortgage, Mortgagor shall cause this Mortgage to be reinscribed in the manner provided by law in the records of the Recorder of Mortgages for the Parishes wherein the Mortgaged Property is located at least forty-five (45) days prior to the tenth (10th) anniversary of the date of this Mortgage and within the reinscription or continuation period provided in La. R.S. (S)9:4401 and Louisiana Civil Code Article 3328, as the same may be amended from time to time.

The parties to this Mortgage hereby waive the production of mortgage, conveyance, tax, assignment of accounts receivable and other certificates and relieve and release the Notary before whom this Mortgage was passed from all responsibilities and liabilities in connection therewith.

7.24. Environmental Matters. Mortgagee, in its sole discretion, may require, as a prerequisite to the commencement of any proceeding or the exercise of any remedy with respect to the Mortgaged Property, that it be provided evidence reasonably satisfactory to Mortgagee that the Mortgaged Property is not contaminated by Hazardous Materials and that Mortgagee shall not be subject to any material liability for any contamination if it undertakes such proceeding or remedy. Mortgagee shall have the authority in the exercise of Mortgagee’s reasonable discretion (but shall not be required) to (i) conduct environmental assessments, audits and site monitoring to determine compliance with Environmental Laws; (ii) take all appropriate remedial action to contain, clean up and remove any Hazardous Materials either on its own or in response to an actual violation of any Environmental Laws or proceeding with respect thereto; (iii) institute legal proceedings concerning environmental damage or contest and settle proceedings brought

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by any local, state or federal agency litigant; (iv) comply with any local, state or federal agency or court order directing an assessment, abatement or cleanup of Hazardous Materials; and (v) employ agents, consultants and legal counsel to assist or perform the above undertakings or actions. Mortgagor shall indemnify Mortgagee for all reasonable costs, expenses and liabilities reasonably incurred by Mortgagee in connection with any such undertaking or action unless such costs, expenses and liabilities are caused by the gross negligence or willful misconduct of the Mortgagee.

7.25 Disclaimer of Certain Duties.

(a) The powers conferred upon Mortgagee by this Mortgage are to protect its interests in the Mortgaged Property and shall not impose any duty upon Mortgagee to exercise any such powers. Mortgagor hereby agrees that Mortgagee shall not be liable for, nor shall the indebtedness evidenced by the Obligations be diminished by, Mortgagee’s delay or failure to collect upon, foreclose, sell, take possession of or otherwise obtain value for the Mortgaged Property. Nothing herein shall affect any obligation of Mortgagee to the Noteholders under the Indenture or under applicable law.

(b) Except as may be required by the Indenture, and to the fullest extent permitted by applicable law, Mortgagee shall be under no duty whatsoever to make or give any presentment, notice or dishonor, protest, demand for performance, notice of non-performance, notice of intent to accelerate, or other notice or demand in connection with any Mortgaged Property or the Obligations, or to take any steps reasonably necessary to preserve any rights against any Person. Mortgagor waives any right of marshaling in respect of any and all Mortgaged Property, and waives any right to require Mortgagee to proceed against Mortgagor or any other Person, exhaust any Mortgaged Property or enforce any other remedy which Mortgagee now has or may hereafter have against Mortgagor or any other Person.

ARTICLE 8

MISCELLANEOUS PROVISIONS

8.1 Heirs, Successors and Assigns Included in Parties. Whenever one of the parties hereto is named or referred to herein the heirs, successors and assigns of such party shall be included, and all covenants and agreements contained in this Mortgage, by or on behalf of Mortgagor or Mortgagee shall bind and inure to the benefits of their respective heirs, successors and assigns, whether so expressed or not.

8.2 Notices. Any notice required or permitted to be given under or in connection with this Mortgage shall be given in accordance with the notice provisions of the Indenture.

8.3 Headings. The headings of the articles, sections, paragraphs and subdivisions of this Mortgage are for convenience of reference only, are not to be considered a part hereof, and shall not limit or expand or otherwise affect any of the terms hereof.

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8.4 Invalid Provisions to Affect No Others. In the event that any of the covenants, agreements, terms or provisions contained herein or in the Notes, the Indenture or any other Collateral Document shall be invalid, illegal or unenforceable in any respect, the validity of the lien hereof and the remaining covenants, agreements, terms or provisions contained herein or in the Notes, the Indenture, or any other Collateral Document shall be in no way affected, prejudiced or disturbed thereby. To the extent permitted by law, Mortgagor waives any provision of law which renders any provisions hereof prohibited or unenforceable in any respect.

8.5 Changes and Priority Over Intervening Liens. Neither this Mortgage nor any terms hereof may be changed, waived, discharged or terminated orally, or by any action or inaction, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought pursuant to the provisions of the Indenture. Any agreement hereafter made by Mortgagor and Mortgagee relating to this Mortgage shall be superior to the rights of the holder of any intervening lien or encumbrance.

8.6 Governing Law. This Mortgage shall be construed, interpreted, enforced and governed by and in accordance with the laws of the State of Louisiana, without regard to its choice of law provisions.

8.7 Prescription. To the fullest extent allowed by the law, the right to plead, use or assert any statute of limitations or defense of prescription as a plea or defense or bar of any kind, or for any purpose, to any debt, demand or obligation secured or to be secured hereby, or to any complaint or other pleading or proceeding filed, instituted or maintained for the purpose of enforcing this Mortgage or any rights hereunder, is hereby waived by Mortgagor.

8.8 Subrogation. Should the Obligations, the repayment of which is hereby secured, or any part thereof, be used directly or indirectly to pay off, discharge, or satisfy, in whole or in part, any prior or superior lien or encumbrance upon the Mortgaged Property, or any part thereof, then, as additional security hereunder, Mortgagee shall be subrogated to any and all rights, superior titles, liens, and equities owned or claimed by any owner or holder of said outstanding liens, charges, and indebtedness, however remote, regardless of whether said liens, charges, and indebtedness are acquired by assignment or have been released of record by the holder thereof upon payment.

8.9 Joint and Several Liability. All obligations of Mortgagor hereunder, if more than one, are joint and several (i.e., solidary). Recourse for deficiency after sale hereunder may be had against the property of Mortgagor, without, however, creating a present or other lien or charge thereon.

8.10 Context. In this Mortgage, whenever the context so requires, the neuter includes the masculine and feminine, and the singular including the plural, and vice versa.

8.11 Time. Time is of the essence of each and every term, covenant and condition hereof. Unless otherwise specified herein, any reference to “days” in this Mortgage shall be deemed to mean “calendar days.”

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8.12 Interpretation. As used in this Mortgage unless the context clearly requires otherwise: the terms “herein” or “hereunder” and similar terms without reference to a particular section shall refer to the entire Mortgage and not just to the section in which such terms appear; the term “lien” shall also mean a security interest, and the term “security interest” shall also mean a lien.

8.13 Gaming Laws and Regulations. Mortgagor and Mortgagee acknowledge that, to the extent required under applicable law, the consummation of the transactions contemplated hereby and the exercise of remedies hereunder may be subject to the Louisiana Riverboat Economic Development and Gaming Control Act, La. R.S. 27:41 et seq., the Louisiana Gaming Control Law, La. R.S. 27:1 et seq., and the regulations promulgated pursuant to each such law, all as amended from time to time. Mortgagor and Mortgagee further acknowledge that the Gaming License held by Mortgagor is not part of the collateral of this Mortgage and that, under the above described legislation and rules promulgated thereunder, the Mortgagee may be precluded from or otherwise limited in taking possession of or selling the collateral of this Mortgage under the Defaults and Remedies provisions of this Mortgage. Mortgagor and Mortgagee also acknowledge that due to various legal restrictions, including, without limitation, licensing of operators of gaming facilities and prior approval of the sale or disposition of assets of a licensed gaming operation, the sale of collateral may be denied by Gaming Authorities or delayed pending Gaming Authority approval.

8.14 Leasehold Provisions.

(a) Mortgagor and the City of Shreveport (“Lessor”) are parties to the Casino Ground Lease. Mortgagor will at all times fully perform and comply in all material respects with all agreements, covenants, terms and conditions imposed upon or assumed by it as lessee under the Casino Ground Lease, and Mortgagor further covenants that it will not do or permit anything to be done, the doing of which, or refrain from doing anything, the omission of which, will impair or would reasonably be expected to impair the security of this Mortgage. If Mortgagor shall fail so to do Mortgagee may (but shall not be obligated to) take any action Mortgagee deems reasonably necessary or desirable to prevent or to cure any default by Mortgagor in the performance of or compliance with any of Mortgagor’s covenants or obligations under said Casino Ground Lease after reasonable prior notice to Mortgagor. Upon receipt by Mortgagee from the Lessor of any written notice of default by the lessee thereunder, Mortgagee may rely thereon and take any action as aforesaid after reasonable prior notice to Mortgagor to cure such default even though the existence of such default or the nature thereof be questioned or denied by Mortgagor or by any party on behalf of Mortgagor. Mortgagor hereby expressly grants to Mortgagee, and agrees that Mortgagee shall have, the absolute and immediate right to enter in and upon the real property described herein or any part thereof to such extent and as often as Mortgagee in its reasonable discretion deems necessary or desirable in order to prevent or to cure any such default by Mortgagor. Mortgagee may pay and expend such reasonable sums of money as Mortgagee deems necessary for any such purpose, and Mortgagor hereby agrees to pay to Mortgagee, immediately and without demand, all such sums so reasonably paid and expended by Mortgagee, together with interest thereon from the date of each such payment at the rate applicable to overdue principal pursuant to the Indenture. All sums so reasonably paid and expended by Mortgagee and the interest thereon shall be added to the Obligations and be secured by the Lien of this Mortgage.

32	Amended and Restated Mortgage

(b) Except as permitted by the Indenture, Mortgagor will not surrender the leasehold estate and interest hereinabove described or terminate or cancel the Casino Ground Lease. If the Casino Ground Lease is for any reason terminated prior to the natural expiration of its term, and if, pursuant to any provision of the Casino Ground Lease or otherwise, Mortgagee or its designee shall acquire from the Lessor a new lease of all of any portion of the Land, Mortgagor shall have no right, title or interest in or to such new lease or the leasehold estate created thereof.

(c) Mortgagee, by accepting this Mortgage, consents to the terms and provisions of the Casino Ground Lease, and the rights, titles and interests created in favor of the Lessor thereunder shall not constitute a default under any provisions of this Mortgage.

(d) Except as specifically provided in the Indenture, and as would not be adverse in any material respect to Mortgagee or the Noteholders, Mortgagor also covenants that it will not waive, modify or in any way alter the material terms of the Casino Ground Lease or cancel or surrender the Casino Ground Lease, or waive, excuse, condone or in any way release or discharge Lessor of or from the material obligations, covenants, conditions and agreements to be done and performed by Lessor under the terms of the Casino Ground Lease; and Mortgagor does by these presents expressly release, relinquish and surrender unto Mortgagee all its right, power and authority to cancel, surrender, amend, modify, waive or alter in any material way the terms and provisions of the Casino Ground Lease and any attempt on the part of Mortgagor to exercise any such right without the written authority and consent of Mortgagee thereto being first had and obtained (which consent shall not unreasonably be withheld, conditioned or delayed) shall constitute an Event of Default hereunder.

(e) Mortgagor hereby covenants (i) to give Mortgagee prompt notice in writing of any receipt by it of any notice of default from Lessor; (ii) to furnish to Mortgagee any and all information which it may reasonably request concerning the performance by Mortgagor of the material covenants imposed on Mortgagor under the Casino Ground Lease promptly after such request; and (iii) to permit forthwith Mortgagee or its representative at all reasonable times on reasonable notice and so long as the same shall not unreasonably interfere with the use or business at the Mortgaged Property by Mortgagor, to make investigation or examination concerning such performance.

(f) The following shall apply to any Bankruptcy in which Lessor is the debtor: (i) Mortgagor shall notify Mortgagee promptly after learning of the commencement or threat of commencement of any Bankruptcy affecting Lessor. Mortgagor promptly shall deliver to Mortgagee copies of any and all material notices, summonses, pleadings, applications, and other documents that Mortgagor receives in connection with any such Bankruptcy and any related proceedings; (ii) if Lessor rejects or disaffirms, or seeks or purports to reject or disaffirm, the Casino Ground Lease pursuant to any Bankruptcy Law, then Mortgagor shall not exercise its right to treat the Casino Ground Lease as terminated under Section 365(h) of the Federal Bankruptcy Code or any similar Bankruptcy Law, or any comparable right provided under any

33	Amended and Restated Mortgage

other Bankruptcy Law without Mortgagee’s prior written consent, such consent not to be unreasonably withheld. Mortgagor’s right under such circumstances to elect either to treat the Casino Ground Lease as terminated or to retain its rights under the Casino Ground Lease pursuant to Section 365(h) of the Federal Bankruptcy Code or any similar Bankruptcy Law, or any comparable right provided under any other Bankruptcy Law, shall be hereinafter referred to as the “365(h) Election”; (iii) unless Mortgagee directs otherwise in writing, Mortgagor shall exercise the 365(h) Election in favor of Mortgagor’s remaining in possession under the Casino Ground Lease at least five (5) Business Days prior to the last day on which the 365(h) Election may be exercised. Mortgagor hereby constitutes and appoints Mortgagee the true and lawful attorney-in-fact, coupled with an interest, of Mortgagor, empowered and authorized in the name, place and stead of Mortgagor to exercise the 365(h) Election in favor of Mortgagor’s remaining in possession under the Casino Ground Lease in the event Mortgagor fails to do so within the time period set forth above. The foregoing appointment is irrevocable and continuing and such rights, powers and privileges shall be exclusive in Mortgagee, its successors and permitted assigns, so long as any part of the Obligations secured hereby remain unpaid or undischarged. Mortgagor acknowledges that Mortgagor’s resulting occupancy and other rights, as adjusted by the effect of Federal Bankruptcy Code Section 365, are part of the Mortgaged Property and subject to the Lien of this Mortgage. Mortgagor further acknowledges that exercise of the 365(h) Election in favor of terminating the Casino Ground Lease would constitute waste prohibited by this Mortgage unless Mortgagee shall have consented to such termination, such consent not to be unreasonably withheld. Mortgagor acknowledges and agrees that the 365(h) Election is in the nature of a remedy available to Mortgagor under the Casino Ground Lease and is not a property interest that Mortgagor can separate from the Casino Ground Lease as to which it arises. Therefore, Mortgagor agrees and acknowledges that exercise of the 365(h) Election in favor of preserving the right to possession under the Casino Ground Lease shall not be deemed to constitute Mortgagee’s taking or sale of the Mortgaged Property (or any element thereof) and shall not entitle Mortgagor to any credit against the Obligations secured hereby or otherwise impair Mortgagee’s remedies hereunder or under the Indenture; (iv) if Lessor rejects or disaffirms the Casino Ground Lease or purports or seeks to disaffirm the Casino Ground Lease pursuant to any Bankruptcy Law, then: (1) Mortgagor shall remain in possession of the premises demised under the Casino Ground Lease and shall perform all acts necessary for Mortgagor to remain in such possession for the unexpired term of the Casino Ground Lease (including all renewals available at the sole option of Mortgagor); and (2) all terms and provisions of this Mortgage and the Lien created hereby shall remain in full force and effect and shall extend automatically to all of Mortgagor’s rights and remedies arising at any time under, or pursuant to, Federal Bankruptcy Code (S) 365(h), including all of Mortgagor’s rights to remain in possession of the premises demised under the Casino Ground Lease.

Following the occurrence and during the continuance of an Event of Default, if pursuant to Federal Bankruptcy Code (S) 365(h), or any other similar Bankruptcy Law, Mortgagor seeks to offset against rent owing under the Casino Ground Lease (“Ground Rent”) the amount of any claim for the payment of damages from Lessor’s failure to perform under the Casino Ground Lease, or rejection of the Casino Ground Lease under any Bankruptcy Law (a “Lease Damage Claim”), then Mortgagor shall notify Mortgagee of its intent to do so at least twenty (20) days before effecting such offset. Such notice shall set forth the amounts proposed to be so offset and the basis for such offset. If Mortgagee reasonably believes that such offset is likely to materially

34	Amended and Restated Mortgage

adversely affect the security interest of Mortgagee in the Casino Ground Lease or otherwise materially adversely affect the Mortgaged Property, Mortgagee may object to all or any part of such offset, in which event Mortgagor shall not effect any offset of the amounts to which Mortgagee objects. If Mortgagee fails to object within such twenty (20) day period to such offset, then Mortgagor may effect such offset as set forth in Mortgagor’s notice. Mortgagor shall indemnify Mortgagee against any loss or damage suffered by Mortgagee with respect to any offset by Mortgagor against Ground Rent, except to the extent of any loss or damage resulting from Mortgagee’s gross negligence or willful misconduct.

(g) Mortgagor hereby irrevocably appoints Mortgagee, during the existence of an Event of Default, as its true and lawful attorney-in-fact, to do, in its name or otherwise, any and all acts and to execute any and all documents which are necessary to preserve any rights of Mortgagee under or with respect to the Casino Ground Lease, including, without limitation, the right to effect any extension or renewal of the Casino Ground Lease, or to preserve any rights of Mortgagee whatsoever in respect of any part of the Casino Ground Lease (and the above powers granted to Mortgagee are coupled with an interest and shall be irrevocable.)

The generality of the provisions of this Section 8.14 relating to the Casino Ground Lease shall not be limited by other provisions of this Mortgage and the Indenture setting forth particular obligations of Mortgagor which are also required of Mortgagor with respect to the Casino Ground Lease, the Improvements, or the Land.

8.15 Trustee. U.S. BANK NATIONAL ASSOCIATION is acting hereunder solely in its capacity as Trustee and Collateral Agent under the Indenture, and all of the rights of Trustee set forth in the Indenture shall apply to Collateral Agent’s actions hereunder. To the extent this Mortgage contemplates payments by the Mortgagee, the Trustee shall have no personal liability therefor.

8.16 Consolidation. Pursuant to the Confirmation Order, the Original Mortgages have been consolidated. This Mortgage evidences the Original Mortgages as consolidated.

ARTICLE 9

POWER OF ATTORNEY

9.1 Grant of Power. Mortgagor irrevocably appoints Mortgagee and any successor thereto as its attorney-in-fact, with full power and authority, including the power of substitution, exercisable only during the occurrence and continuance of an Event of Default to act for Mortgagor in its name, place and stead as hereinafter provided:

(a) Possession and Completion. To take possession of the Land under the Casino Ground Lease and the Shreveport Resort, remove all employees, contractors and agents of Mortgagor therefrom, complete or attempt to complete the work of construction of the Shreveport Resort, and market, sell or sublease the Land and the Shreveport Resort.

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(b) Employment of Others. To employ such contractors, subcontractors, suppliers, architects, inspectors, consultants, property managers and other agents as Mortgagee, in its discretion, deems proper for the restoration of the Shreveport Resort, for the protection or clearance of title to the Land or for the protection of Mortgagee’s interests with respect thereto.

(c) Security Guards. To employ watchmen to protect the Shreveport Resort from injury.

(d) Compromise Claims. To pay, settle or compromise all bills and claims then existing or thereafter arising against Mortgagor, which Mortgagee, in its reasonable discretion, deems proper for the protection or clearance of title to the Land or for the protection of Mortgagee’s interests with respect thereto.

(e) Legal Proceedings. To prosecute and defend all actions and proceedings in connection with the land or the Shreveport Resort.

(f) Other Acts. To execute, acknowledge and deliver all other instruments and documents in the name of Mortgagor that are necessary or reasonably desirable, to exercise Mortgagor’s rights under all contracts concerning the Land or the Shreveport Resort, including, without limitation, under the Casino Ground Lease or any Space Leases, and to do all other acts with respect to the Land or the Shreveport Resort that Mortgagor might do on its own behalf, as Mortgagee, in its reasonable discretion, deems proper.

[Signature page follows.]

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THIS DONE AND PASSED, in multiple originals, on the day and in the month and year hereinabove first written, in the presence of the undersigned competent witnesses who hereunto sign their names with Mortgagor and me, Notary, after due reading of the whole.

WITNESSES:	MORTGAGOR:

/s/ Robert M. Jones	ELDORADO CASINO SHREVEPORT JOINT
Name: Robert M. Jones	VENTURE, a Louisiana general partnership

/s/ Mike Whitemaire
Name: Mike Whitemaire	BY:	HCS I, Inc.,
a Louisiana corporation
its Managing General Partner

	By:	/s/ John C. Hull
	Name:	John C. Hull
	Title:	Chairman of the Board and President

/s/ Jeffrey M. Barbin
NOTARY PUBLIC

Printed Name:	Jeffrey M. Barbin
Notary Public in and for said County and State

Signature Page	Amended and Restated Mortgage

EXHIBIT “A”

CONFIRMATION ORDER AND SUPPLEMENTAL ORDER

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See Attached.

A-1	Amended and Restated Mortgage

EXHIBIT “B”

DESCRIPTION OF THE LAND

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See Attached.

B-1	Amended and Restated Mortgage